May 16, 2023

Digital Ally, Inc.

14001 Marshall Drive

Lenexa, KS 66215

Ladies and Gentlemen:

We have acted as special counsel to Digital Ally, Inc., a Nevada corporation formerly known as DGLY Subsidiary Inc. (the “Registrant”), in connection with its filing of Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-3 (Registration No. 333- 227664) filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Company’s adoption of the Registration Statement on Form S-3 (Registration No. 333- 227664), previously filed by Digital Ally, Inc., a Delaware corporation (the “Predecessor Registrant”), with the SEC (the “Original Registration Statement” and, after giving effect to the Amendment, the “Registration Statement”). In accordance with paragraph (d) of Rule 414 under the Securities Act, the Amendment is being filed by the Registrant, as the successor registrant to the Predecessor Registrant, expressly to adopt the Original Registration Statement as its own Registration Statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended. The Registrant is the successor to the Predecessor Registrant as a result of the merger (the “Merger”) of the Predecessor Registrant with and into the Registrant, then a wholly-owned subsidiary of the Predecessor Registrant established for such purpose, with the Registrant being the surviving corporation in the Merger, on August 23, 2022, pursuant to that certain Agreement and Plan of Merger, dated as of August 23, 2022, between the Predecessor Registrant and the Registrant (the “Merger Agreement”). The Merger was consummated by the filing of the articles of merger with the Secretary of State of the State of Nevada (the “Articles of Merger”) on August 23, 2023, the effective time of the Merger (the “Effective Time”).

At the Effective Time, pursuant to the Merger Agreement, (i) each outstanding share of Predecessor Registrant’s common stock, par value $0.001 per share (the “Predecessor Common Stock”) automatically converted into one share of common stock, par value $0.001 per share, of the Registrant (“Registrant Common Stock”), and (ii) each outstanding option, right or warrant to acquire shares of Predecessor Common Stock converted into an option, right or warrant to acquire an equal number of shares of Registrant Common Stock under the same terms and conditions as the original options, rights or warrants.

For the purposes of this opinion, unless the context otherwise requires, (i) references to the “Company” mean the Predecessor Registrant and its subsidiaries with respect to the period prior to the Effective Time and the Registrant and its subsidiaries with respect to the period on and after the Effective Time; and (ii) references to “Common Stock” mean (A) as of any period prior to the Effective Time, the Predecessor Common Stock, and (B) as of any period at and after the Effective Time, the Predecessor Common Stock.

The Registration Statement relates to the proposed resale from time to time by the Selling Stockholders (as defined below) of an aggregate of 465,712 shares of Common Stock, issuable with respect to the exercise of warrants to purchase an aggregate of 465,712 shares of Common Stock (the “July 2018 Proceeds Investment Agreement Warrants”) issued in connection with that certain Proceeds Investment Agreement, dated as of July 31, 2018, by and between the Company and Brickell Key Investments LP (the “July 2018 Investor”), (ii) the exercise of warrants to purchase an aggregate of 200,000 shares of Common Stock (the “June 2017 Warrants”) and warrants to purchase an aggregate of 100,000 shares of Common Stock (the “November 2017 Warrants”) issued in connection with that certain Securities Purchase Agreement, dated June 30, 2017, as amended, by and among the Company and the purchasers signatory thereto (the “June 2017 Investors”); (iii) the exercise of warrants to purchase an aggregate of 94,000 shares of Common Stock (the “August 2017 Warrants”) issued in connection with that certain Securities Purchase Agreement, dated August 21, 2017, by and among the Company and the purchasers signatory thereto (the “August 2017 Investors”); (iv) the exercise of warrants to purchase an aggregate of 100,000 shares of Common Stock (the “September 2017 Warrants”) issued in connection with that certain Securities Purchase Agreement, dated September 29, 2017, by and among the Company and the purchasers signatory thereto (the “September 2017 Investors”); (v) the exercise of warrants to purchase an aggregate of 120,000 shares of Common Stock (the “December 2017 Warrants”) issued in connection with that certain Securities Purchase Agreement, dated December 29, 2017, by and among the Company and the purchasers signatory thereto (the “December 2017 Investors”); and (vi) the exercise of warrants to purchase an aggregate of 96,000 shares of Common Stock (the “March 2018 Warrants”) issued in connection with (a) that certain Securities Purchase Agreement, dated March 7, 2018, by and among the Company and the purchasers signatory thereto, and (b) that certain Securities Purchase Agreement, dated March 16, 2018, by and among the Company and the purchasers signatory thereto (such investors issued warrants in connection with such agreements referred to in (a) and (b), the “March 2018 Investors”). The July 2018 Investor, June 2017 Investors, August 2017 Investors, September 2017 Investors, December 2017 Investors and March 2018 Investors are collectively herein referred to as the “Selling Stockholders”. The July 2018 Proceeds Investment Agreement Warrants, June 2017 Warrants, August 2017 Warrants, September 2017 Warrants, November 2017 Warrants, December 2017 Warrants, March 2018 Warrants and July 2018 Proceeds Investment Agreement Warrants are collectively herein referred to as the “Warrants.” The shares of Common Stock issuable upon the exercise of the Warrants are herein referred to as the “Warrant Shares.” The Warrants and the Warrant Shares are collectively referred to herein as the “Securities.”

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In connection with this opinion, we have examined and relied upon the originals or copies certified or otherwise identified to our satisfaction of the following: (i) the Registration Statement, including the exhibits filed therewith, (ii) minutes of meetings and resolutions of the board of directors of the Company as provided to us by the Company, (iii) the Merger Agreement, (iv) the Articles of Incorporation and Bylaws of the Company, each as amended and/or restated to date, (iv) the Articles of Merger, and (v) such other documents as we have deemed necessary for purposes of rendering the opinion hereinafter set forth.

For purposes of our opinion, we have also examined an official compilation of “Title 7 – Business Associations; Securities; Commodities, Chapter – 78 – Private Corporations” of the Nevada Revised Statutes (the “NRS”). Such examination was limited to the provisions of such statute only, and did not include any annotations or commentary related thereto.

In addition to the foregoing, we have relied as to matters of fact upon the representations made by the Company and its representatives and upon representations made by the Selling Stockholders. We also have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents. Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion.

We are members of the Bar of the State of New York. We do not hold ourselves out as being conversant with, or expressing any opinion with respect to, the laws of any jurisdiction other than the laws of the State of New York and Chapter 78 of the NRS, subject to the aforementioned examination of the provisions of such statute. Accordingly, the opinions expressed herein are expressly limited to the laws of the State of New York and Chapter 78 of the NRS, subject to the aforementioned examination of the provisions of such statute. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that (i) the Securities have been duly authorized for issuance by the Company, and (ii) provided that the Warrants have been duly executed and delivered by the Company to the Selling Stockholders against payment therefor pursuant to the applicable agreements, the Warrant Shares, when issued upon exercise of the Warrants upon payment to the Company of the required consideration in accordance therewith, will be validly issued, fully paid and non-assessable shares of Common Stock.

This opinion speaks only as of the date hereof and we assume no obligation to update or supplement this opinion if any applicable laws change after the date of this opinion or if we become aware after the date of this opinion of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion is furnished in connection with the filing of the Amendment and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this opinion may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion with the SEC as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Sullivan & Worcester LLP
Sullivan & Worcester LLP

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